Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
American Property Investors, Inc. :

We consent to the use of our report dated July 29, 2004, with respect to the balance sheet of American Property Investors, Inc. as of December 31, 2003, included in this registration statement on Form S-4, and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG LLP

New York, New York
November 5, 2004